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Exhibit 99.4

        LETTER TO DEPOSITORY TRUST COMPANY PARTICIPANTS

OFFER TO EXCHANGE ALL OUTSTANDING
$400,000,000 2.75% SENIOR NOTES DUE 2017
CUSIP Nos. 00772BAA9 AND G01080AA1
$1,100,000,000 3.75% SENIOR NOTES DUE 2019
CUSIP Nos. 00772BAC5 AND G01080AB9
$1,100,000,000 4.50% SENIOR NOTES DUE 2021
CUSIP Nos. 00772BAE1 AND G01080AC7
$800,000,000 5.00% SENIOR NOTES DUE 2021
CUSIP Nos. 00772BAK7 AND G01080AE3

OF

AERCAP IRELAND CAPITAL LIMITED
AERCAP GLOBAL AVIATION TRUST

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON                 , 2015 (THE "EXPIRATION DATE") UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS OF UNREGISTERED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Depository Trust Company Participants:

        We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by AerCap Ireland Capital Limited (the "Irish Issuer") and AerCap Global Aviation Trust (the "U.S. Issuer" and, together with the Irish Issuer, the "Issuers"), each a wholly owned subsidiary of AerCap Holdings N.V. (the "Parent Guarantor"), to exchange (1) up to $400,000,000 aggregate principal amount of new 2.75% Senior Notes due 2017 (the "2.75% Exchange Notes"), which are registered under the Securities Act of 1933, as amended (the "Securities Act"), for any of their unregistered outstanding 2.75% Senior Notes due 2017 (the "Unregistered 2.75% Notes"); (2) up to $1,100,000,000 aggregate principal amount of new 3.75% Senior Notes due 2019 (the "3.75% Exchange Notes"), which are registered under the Securities Act, for any of their unregistered outstanding 3.75% Senior Notes due 2019 (the "Unregistered 3.75% Notes"); (3) up to $1,100,000,000 aggregate principal amount of new 4.50% Senior Notes due 2021 (the "4.50% Exchange Notes"), which are registered under the Securities Act, for any of their unregistered outstanding 4.50% Senior Notes due 2021 (the "Unregistered 4.50% Notes"); and (4) up to $800,000,000 aggregate principal amount of 5.00% Senior Notes due 2021 (the "5.00% Exchange Notes" and, together with the 2.75% Exchange Notes, the 3.75% Exchange Notes and the 4.50% Exchange Notes, the "Exchange Notes"), which are registered under the Securities Act, for any of their unregistered outstanding 5.00% Senior Notes due 2021 (the "Unregistered 5.00% Notes" and, together with the Unregistered 2.75% Notes, the Unregistered 3.75% Notes and the Unregistered 4.50% Notes, the "Unregistered Notes"), upon the terms and subject to the conditions set forth in the Issuers' Prospectus dated                , 2015 (the "Prospectus") and the related Letter of Transmittal.

        We are enclosing copies of the following documents:

  1.
  Prospectus dated                , 2015;

  2.
  Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer");

  3.
  Notice of Guaranteed Delivery;

  4.
  Letter to Clients (of the Registered Holder); and

  5.
  Instruction to Registered Holder from Beneficial Owner (the "Instruction Letter").

        We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at midnight, New York City time, at the end of the day on                , 2015, unless extended by the Issuers.

        The Exchange Offer is not conditioned upon any minimum number of Unregistered Notes being tendered.

        Pursuant to the Letter of Transmittal, each holder of Unregistered Notes (a "Holder") will represent to the Issuers that (i) the Holder is not an "affiliate" of the Issuers, as defined in Rule 405 of the Securities Act, or if the Holder is such an "affiliate," the Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (ii) the Holder is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (iii) the Holder is acquiring the Exchange Notes in the ordinary course of business, (iv) if the Holder is a broker-dealer that holds Unregistered Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Unregistered Notes acquired directly from the Issuers or any of their affiliates), the Holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received in the Exchange Offer, (v) if the Holder is a broker-dealer, that the Holder did not purchase the Exchange Notes to be exchanged in the Exchange Offer from the Issuers or any of their affiliates, and (vi) the Holder is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (v).

        The enclosed Instruction Letter contains an authorization by the beneficial owners of Unregistered Notes for you to make the foregoing representations and warranties.

        The Issuers will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Unregistered Notes pursuant to the Exchange Offer. The Issuers will pay or cause to be paid all transfer taxes, if any, applicable to the transfer and exchange of Unregistered Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

        Any inquiries you may have relating to the Exchange Offer and additional copies of the enclosed materials may be obtained from the Exchange Agent at:

By Registered and Certified Mail Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Workflow Management— 5th Floor	By Overnight Carrier or Regular Mail Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Workflow Management— 5th Floor	By Hand Delivery Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Workflow Management— 5th Floor

Or by Facsimile Transmission (for eligible institutions only):
(302) 636-4139
Attn: Workflow Management—5th Floor

Or by Telephone:
(302) 636-6470

                      Very truly yours,

                      AERCAP IRELAND CAPITAL LIMITED
                      AERCAP GLOBAL AVIATION TRUST

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  Exhibit 99.4